                                                                   EXHIBIT 4.4.1

                                                                  EXECUTION COPY


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                       NOTES REGISTRATION RIGHTS AGREEMENT

                                      among

                                  CD RADIO INC.

                                       and

                               MERRILL LYNCH & CO.
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                              LEHMAN BROTHERS INC.
                            BEAR, STEARNS & CO. INC.
                      NATIONSBANC MONTGOMERY SECURITIES LLC
                               U.S. BANCORP LIBRA

                             The Initial Purchasers

                            Dated as of May 13, 1999



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                           THIS NOTES REGISTRATION RIGHTS AGREEMENT (the
                  "Agreement") is made and entered into as of May 13, 1999, by and among CD Radio Inc., a Delaware corporation (the "Company"), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc., Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities LLC and U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc. (collectively, the "Initial Purchasers").

                  WHEREAS, this Agreement is made pursuant to the Purchase Agreement dated as of May 13, 1999 among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of 200,000 units (the "Units" or the "Securities"), each Unit consisting of $1,000 principal amount of the Company's 14-1/2% Senior Secured Notes due 2009 (the "Notes") and three warrants (collectively, the "Warrants"), each Warrant entitling the holder thereof to purchase 3.65 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

                                    Article I

                                   Definitions

                  As used in this Agreement, the defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.







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                                                                               2

                  "Agreement" shall have the meaning set forth in the first introductory paragraph hereto.

                  "Closing Time" shall mean the Closing Time as defined in the Purchase Agreement.

                  "Company" shall have the meaning set forth in the first introductory paragraph hereto and also includes the Company's successors.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that any such depositary must have an address in the City of New York.

                  "Exchange Notes" shall mean the 14-1/2% Senior Secured Notes due 2009 issued by the Company under the Indenture containing terms identical to the Notes (except that (a) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from May 15, 1999, (b) the transfer restrictions thereon shall be eliminated and (c) certain provisions relating to payment of additional interest thereon shall be eliminated) to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

                  "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for Notes pursuant to Article II(a) hereof.

                  "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Article II(a) hereof.

                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Holder" or "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Notes, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture.

                  "Indenture" shall mean the Indenture pursuant to which the Notes are being issued, dated as of May 15, 1999, between the Company and United States Trust Company of New







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                                                                               3

York, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

                  "Initial Purchasers" shall have the meaning set forth in the first introductory paragraph hereto.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Registrable Notes outstanding; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933
Act) (other than the Initial Purchasers or subsequent holders of Registrable Notes if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes or other non-voting securities issued by the Company) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                  "Notes" shall have the meaning set forth in the second introductory paragraph hereto.

                  "Person" shall mean an individual, trustee, partnership, limited liability company, corporation, trust, unincorporated organization, a government or agency or political subdivision thereof or other legal entity.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein (it being understood that filings made pursuant to the 1934 Act which become incorporated by reference in a prospectus do not constitute amendments or supplements to such prospectus that would require redistribution to the selling Holders).

                  "Purchase Agreement" shall have the meaning set forth in the second introductory paragraph hereto.

                  "Registrable Notes" shall mean the Notes; provided, however, that the Notes shall cease to be Registrable Notes when (a) a Registration Statement with respect to such Notes shall have been declared effective







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                                                                               4

under the 1933 Act and such Notes shall have been disposed of pursuant to such Registration Statement, (b) such Notes shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (c) such Notes shall have ceased to be outstanding or (d) such Notes have been exchanged for Exchange Notes upon consummation of the Exchange Offer.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including: (a) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees; (b) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one counsel for any underwriters and Holders in connection with state or other securities or blue sky qualification of any of the Exchange Notes or Registrable Notes); (c) all expenses of any Persons in preparing, or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Exchange Notes and other documents relating to the performance of and compliance with this Agreement; (d) all rating agency fees, if any, (e) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges; (f) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws; (g) the fees and disbursements of counsel for the Company and its subsidiaries and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements (including the expenses of preparing and distributing any underwriting or securities sales agreement) of one counsel for the Holders (which counsel shall be selected in writing by the Majority Holders); (h) the fees and expenses of the independent public accountants of the Company and any of its subsidiaries, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance; (i) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD, if required by the NASD rules, in connection with the offering of the Registrable Notes; (j) the fees and expenses of the Trustee, including its counsel, and any escrow agent or custodian; and
(k) any fees and disbursements (including any advertising expenses) of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any experts retained by







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                                                                               5

the Company in connection with any Registration Statement, but excluding in each case above (as applicable) fees and expenses of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

                  "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Shelf Registration" shall mean a registration effected pursuant to Article II(b) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Article II(b) hereof which covers all of the then Registrable Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

                                   Article II

                         Registration Under the 1933 Act

                  (a) Exchange Offer Registration. The Company shall (i) file within 90 calendar days after the Closing Time an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Notes for Exchange Notes, (ii) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 150 calendar days after the Closing Time and (iii) use its best efforts to consummate the Exchange Offer within 30 calendar days following the effective date of the Exchange Offer







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                                                                               6

Registration Statement. The Exchange Notes will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Article III(f) hereof) eligible and electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder (i) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (ii) acquires the Exchange Notes in the ordinary course of such Holder's business and
(iii) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial portion of the several states of the United States.

                  In connection with the Exchange Offer, the Company shall:

                    (i) mail to each Holder a copy of the Prospectus (without the materials incorporated by reference therein) forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                   (ii) keep the Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                  (iii) use the services of the Depositary for the Exchange Offer with respect to Notes evidenced by global certificates;

                   (iv) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged; and

                    (v) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.







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                                                                               7

                  As soon as practicable after the close of the Exchange Offer, the Company shall:

                    (i) accept for exchange Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

                   (ii) deliver, or cause to be delivered, to the Trustee for cancellation, or direct the Trustee to cancel, all Registrable Notes so accepted for exchange by the Company; and

                  (iii) cause the Trustee promptly to authenticate and deliver Exchange Notes (which may be in global form) to each Holder of Registrable Notes equal in amount to the Registrable Notes of such Holder so accepted for exchange.

                  Interest will accrue on each Exchange Note exchanged for a
Note in either case from the last date on which interest was paid on the Notes surrendered in exchange therefor, or if no interest has been paid on the Notes, from May 15, 1999. The Exchange Offer shall not be subject to any conditions, other than that (A) the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (B) no action or proceeding shall have been instituted or threatened in any court or before any governmental agency with respect to the Exchange Offer which, in the Company's judgment, might impair the ability of the Company to proceed with the Exchange Offer or, (C) there shall not have been adopted or enacted any law, statute, rule or regulation which, in the Company's judgment, would materially impair the ability of the Company to proceed with the Exchange Offer, (D) there shall not have been any law, rule or regulation or applicable interpretations of the staff of the SEC issued or promulgated which, in the good faith determination of the Company, do not permit the Company to effect the Exchange Offer and (E) there shall not have occurred any change in the current interpretation by the staff of the SEC which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act) without compliance with the registration and prospectus delivery provisions of the 1933 Act provided that such Exchange Notes are acquired in the ordinary course of such







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                                                                               8

holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each Holder of Notes (other than Participating Broker-Dealers) who wishes to exchange such Notes for Exchange Notes in the Exchange Offer shall have represented that (i) any Exchange Notes to be received by it were acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer it had no arrangement or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes, (iii) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable and (iv) it shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, to the extent available, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

                  (b) Shelf Registration. (i) If, because of any change in law after the date of this Agreement or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Article II(a) hereof, or (ii) if for any other reason the Exchange Offer is not consummated within 180 calendar days following the date hereof, or (iii) if any Holder (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or (iv) upon the request of any Initial Purchaser (with respect to any Registrable Notes which it acquired from the Company) following the consummation of the Exchange Offer if any such Initial Purchaser shall hold Registrable Notes which it acquired directly from the Company and if such Initial Purchaser is not permitted, in the opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the staff of the SEC, to participate in the Exchange Offer, the Company shall, at its own cost:

                  (A) as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the then-outstanding Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Notes and set forth in such Shelf Registration Statement, and use its best efforts to







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                                                                               9

         cause such Shelf Registration Statement to be declared effective by the SEC by the 180th calender day after the Closing Time (or promptly in the event of a request by any Initial Purchaser pursuant to clause (iv) above). In the event that the Company is required to file a Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Initial Purchaser pursuant to clause (iv) above, the Company shall file and use its best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Article II(a) hereof with respect to all Registrable Notes and a Shelf Registration Statement (which may be a Registration Statement combined with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by such Holder or such Initial Purchaser after completion of the Exchange Offer;

                  (B) use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years after its effective date (or until one year after the effective date of the Shelf Registration Statement if such Shelf Registration Statement is filed upon the request of any Initial Purchaser pursuant to clause
         (iv) above) or such shorter period which will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and

                  (C) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act,
         (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
         (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.







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                                                                              10

                  The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Article III(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Articles II(a) and II(b) hereof and, in the case of an Exchange Offer Registration Statement, will reimburse the Initial Purchasers, as applicable, for the reasonable fees and disbursements of one counsel in connection therewith. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, including underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

                  (d) Effective Registration Statement. (i) The Company will be deemed not to have used its best efforts to cause a Registration Statement to become, or to remain, effective during the requisite periods set forth herein if the Company voluntarily takes any action that could reasonably be expected to result in any such Registration Statement not being declared effective or in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company's obligations hereunder), including a material corporate transaction, so long as the Company promptly complies with the requirements of Article III(k) hereof, if applicable.

                  (ii) An Exchange Offer Registration Statement pursuant to
Article II(a) hereof or a Shelf Registration Statement pursuant to Article II(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to







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                                                                              11

have been effective during the period of such interference, until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

                  (e) Accrual and Payment of Additional Interest. In the event that (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 90th calendar day following the Closing Time, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th calendar day following the Closing Time, (iii) the Exchange Offer is not consummated, or, if required, a Shelf Registration Statement with respect to the Notes is not declared effective, on or prior to the 180th calendar day following the Closing Time or (iv) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable (each event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company shall pay additional interest in cash on the Notes on each Interest Payment Date (as defined in the Indenture) in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of the Notes, with respect to the first 90-day period following such Registration Default. The amount of such additional interest will increase by an additional one-half of one percent (0.5%) to a maximum of one and one-half percent (1.5%) per annum for each subsequent 90-day period until such Registration Default has been cured. Upon (w) the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (i) above,
(x) the effectiveness of the Exchange Offer Registration Statement after the 150-day period described in clause (ii) above, (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 180-day period described in clause (iii) above, or (z) the cure of any Registration Default described in clause (iv) above, such additional interest shall cease to accrue on the Notes from the date of such filing, effectiveness, consummation or cure, as the case may be, if the Company is otherwise in compliance with this paragraph; provided, however, that if, after any such additional interest ceases to accrue, a different event specified in clause (i), (ii), (iii) or (iv) above occurs, such additional interest shall begin to accrue again pursuant to the foregoing provisions.

                  (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its respective obligations under Articles II(a) and (b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders







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                                                                              12

for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Articles II(a) and (b) hereof.

                                   Article III

                             Registration Procedures

                  In connection with the obligations of the Company with respect to the Registration Statements pursuant to Articles II(a) and (b) hereof, the Company shall:

                  (a) prepare and file with the SEC a Registration Statement, within the time period specified in Article II hereof, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (iii) shall be appropriately responsive in all material respects with the requirements of the applicable form required by the SEC and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Article II hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

                  (c) in the case of a Shelf Registration, (i) notify, or direct that a notice be issued by the Trustee to, each Holder of Registrable Notes, at least five days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is






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                                                                              13

         being filed and advise such Holders that the distribution of Registrable Notes will be made in accordance with the method elected by the Majority Holders, (ii) furnish to each Holder of Registrable Notes, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus (without the materials incorporated therein by reference), including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so reasonably requests, all materials incorporated therein by reference and exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Notes and (iii) subject to the last paragraph of Article III, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

                  (d) use its reasonable efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Article III(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;







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                                                                              14

                  (e) in the case of a Shelf Registration, notify, or direct that a notice be issued by the Trustee to, each Holder of Registrable Notes and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,
         (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, during the period a Registration Statement is effective, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and
         (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

                  (f) (A) in the case of an Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus that is included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Notes for Exchange Notes for the resale of such Exchange Notes, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus (without the materials incorporated therein by reference) included in the Exchange Offer Registration Statement, including any preliminary prospectus, any amendment or supplement thereto and copies of the materials incorporated by reference in such Prospectus, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (iv) subject to the last paragraph of Article III hereof, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                  "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Notes, it represents that the Registrable Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act;"

         and (y) a statement to the effect that a broker-dealer, by making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

                  (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Initial Purchasers, unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

                  (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 120 calendar days following the closing of the Exchange Offer; and

                  (D) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Article III(b) hereof, or take any other action as a result of this Article III(f), for a period exceeding 180 calendar days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this
         Article III.

                  (g) (A) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Notes, copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                  (h) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide notice promptly to each Holder of the withdrawal of any such order;

                  (i) in the case of a Shelf Registration, furnish to each selling Holder of Registrable Notes, and to each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                  (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates (which may be in global form if requested) representing Registrable Notes to be sold and not bearing any restrictive legends; and cause such Registrable Notes to be in a form eligible for deposit with the Depositary, in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Notes;

                  (k) in the case of a Shelf Registration, promptly upon the occurrence of any event or the discovery of any facts, each as contemplated by Article III(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. During any 365-day-period, the Company will have the ability to suspend the availability of such Shelf Registration Statement for up to three periods of up to 30 consecutive days, but no more than an aggregate 60 days during any 365-day period, if any event shall occur as a result of which it shall be necessary, in the good faith determination of the Board of Directors, to amend the Shelf Registration Statement or to amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made. The Company agrees to notify, or direct that a notice be issued by the Trustee to, each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each selling Holder of such determination and to furnish each selling Holder such number of copies of the Prospectus (without the information incorporated therein by reference), as amended or supplemented, as such Holder may reasonably request;

                  (l) obtain CUSIP numbers for all Exchange Notes, or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with global certificates (or, if requested, physical certificates) for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

                  (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes, or Registrable Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements, if applicable) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                             (i) make such representations and warranties to the
                  Holders of such Registrable Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                            (ii) obtain opinions of counsel to the Company and
                  its subsidiaries and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Notes being sold) addressed to each selling Holder and the underwriters, if any, to the effect provided to the Initial Purchasers on the Closing Date and covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (iii) obtain "cold comfort" letters and updates
                  thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and use its reasonable efforts to have such letters addressed to the selling Holders of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                            (iv) enter into a securities sales agreement with
                  the selling Holders and an agent of the selling Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substance and scope customary for similar offerings;

                             (v) if an underwriting agreement is entered into,
                  cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Article V hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Article; and

                            (vi) deliver such documents and certificates as are
                  customarily delivered in similar offerings and as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold and the managing underwriters, if any.

         The above shall be done at (i) the effectiveness of such Shelf Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall cause to be sent a written notice to the Holders of all Registrable Notes of such underwritten offering at least 20 calendar days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 calendar days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and
         (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

                  (o) in the case of a Shelf Registration, make available for inspection by representatives of the selling Holders of the Registrable Notes and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with such Shelf Registration Statement.

                  (p) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus (except for the materials incorporated therein by reference) forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as any of the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus (except for the materials incorporated therein by reference) forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the selling Holders of Registrable Notes, to the Initial Purchasers, to counsel on behalf of the selling Holders and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, and make such changes in any such document prior to the filing thereof as the selling Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders, their counsel and any underwriter may reasonably request; and (iii) cause the representatives of the Company and its subsidiaries to be available for discussion of such document as shall be reasonably requested by the selling Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders or any underwriter and not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object;

                  (q) in the case of a Shelf Registration, use its reasonable efforts to cause all Registrable Notes to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

                  (r) in the case of a Shelf Registration, unless the rating in effect for the Notes applies to the Exchange Notes and the Notes to be sold pursuant to a Shelf Registration, use its reasonable efforts to cause the Registrable Notes to be rated by an appropriate rating agency, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, unless the Registrable Notes are already so rated;

                  (s) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

                  (t) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including, any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

                  In the case of a Shelf Registration Statement, the Company may (as a condition to a selling Holder's participation in the Shelf Registration) require each selling Holder of Registrable Notes to furnish to the Company (1) a notice that such Holder wishes to sell Registrable Notes and (2) such information regarding such Holder, securities of the Company beneficially owned by such Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.

                  In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Article III(e)(ii)- (vii) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus (without the information incorporated therein by reference) contemplated by Article III(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Article III(e)(vi) hereof, the Company shall be deemed to have used its best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company shall use its best efforts to file and to have declared effective (in the case of an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the selling Holders shall have received copies of the supplemented or amended Prospectus (without the information incorporated therein by reference) necessary to resume such dispositions.

                                   Article IV

                            Underwritten Registration

              If any of the Registrable Notes covered by any Shelf
Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the holders of a majority in principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Company.

                  No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the persons entitled thereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                                    Article V

                        Indemnification and Contribution

                  (a) The Company shall indemnify and hold harmless each Initial Purchaser, each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Notes, their respective affiliates, and their respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (the "indemnified parties") as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Article V(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expenses whatsoever, as incurred (including fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Article V(a);

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers or any Holder, including Participating Broker-Dealers, or any underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto); and provided further, that the Company will not be liable to an indemnified party with respect to any preliminary Prospectus to the extent the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such indemnified party, in contravention of a requirement of this Agreement or applicable law, sold Registrable Notes to a person to whom such indemnified party failed to send or give, at or prior to the Closing Time, a copy of the final Prospectus, as then amended or supplemented if: (A) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Initial Purchaser and the loss, liability, claim, damage or expense of such indemnified party resulted from a misstatement or omission of a material fact contained in or omitted from the preliminary Prospectus which was corrected in the final Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (B) such failure to give or send such final Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

                  (b) In the case of a Shelf Registration, each selling Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser, each underwriter who participates in an offering of Registrable Note and the other selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Shelf Registration Statement) and each Person, if any, who controls the Company, any Initial Purchaser, any underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Article V(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder, as the case may be, expressly for use in the Shelf Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Notes pursuant to such Shelf Registration Statement.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such indemnified party shall give notice as promptly as reasonably practicable to each person against whom such indemnity may be sought (the "indemnifying party"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based upon advice of counsel) that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Article V for any subsequent legal or other expenses incurred pursuant to such action, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, selected by any indemnified party in the case of Article V(a), representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Article V hereof (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Except with respect to fees and expenses not required to be reimbursed pursuant to the assumption of the defense of an action in accordance with Article V(c) above, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Article V(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 calendar days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 calendar days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e) If the indemnification provided for in any of the indemnity provisions set forth in this Article V is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties and such indemnified party or parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Initial Purchasers and the Holders of the Registrable Notes agree that it would not be just and equitable if contribution pursuant to this Article V were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity, and the Holders were treated as one entity, for such purpose) or by another method of allocation which does not take into account the equitable considerations referred to above in Article V. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article V shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresenta tion. For purposes of this Article V, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                  6.Miscellaneous. (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Notes (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Notes may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  (b) No Conflicting Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which conflicts with the rights granted to the Holders of Registrable Notes in this Agreement. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Article V hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indenture, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this Article VI(d), which address initially is the address set forth in the Purchase Agreement, and (iii) if to the Company, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Article VI(d) .

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

                  (e) Successors and Assign. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (f) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of

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
any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         CD RADIO INC.


                                             by   ______________________________
                                                  Name:
                                                  Title:

Confirmed and accepted as of
the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
U.S. BANCORP LIBRA

      by  MERRILL LYNCH & CO.
          MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



      by   ______________________________________
           Name:
           Title:

any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         CD RADIO INC.

                                             by  /s/ Patrick L. Donnelly
                                                 -------------------------------
                                             Name:  Patrick L. Donnelly
                                             Title: Executive Vice
                                                President & General
                                                Counsel

Confirmed and accepted as of
the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
U.S. BANCORP LIBRA

      by   MERRILL LYNCH & CO.
           MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



      by   /s/ Marcey Becker
          --------------------------------------------
           Name:  Marcey Becker
           Title: Vice President